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                                                                   EXHIBIT 10.8

                   INTERNATIONAL MANUFACTURING SERVICES, INC.

                         COMMON STOCK PURCHASE AGREEMENT


     THIS AGREEMENT is made as of June 13, 1996, between International Manufacturing Services, Inc., a Delaware corporation (the "Company"), and Robert
G. Behlman ("Purchaser").

     WHEREAS Purchaser is an employee of or consultant to the Company whose continued affiliation with the Company is considered to be important for the Company's continued growth; and

     WHEREAS in order to provide Purchaser an opportunity to acquire an equity interest in the Company as an incentive for Purchaser to continue to participate in the affairs of the Company, the Company is willing to sell to Purchaser and Purchaser desires to purchase shares of Common Stock according to the terms and conditions hereof;

     THEREFORE, the parties agree as follows:

     1. PURCHASE AND SALE OF STOCK. Subject to the terms and conditions of this Agreement, the Company hereby agrees to sell to Purchaser and Purchaser agrees to purchase from the Company 100,000 shares of the Company's Common Stock (the "Stock") at a price of $1.1061945 per share, for an aggregate purchase price of $110,619.45. Payment of the aggregate purchase price shall be by a full recourse promissory note in the amount of $110,619.45 (the "Note") in the form attached hereto as Exhibit A. The Note shall bear interest at a rate no less than the "applicable federal rate" prescribed under the Internal Revenue Code and its regulations at time of purchase, and shall be secured by a pledge of the Stock purchased by the Note pursuant to a Security Agreement in the form attached hereto as Exhibit B (the "Security Agreement") accompanied by executed stock powers in the form attached hereto as Exhibit C. Upon such payment, the Company shall issue a duly executed certificate evidencing the Stock in the name of Purchaser, said certificate to be held by the Secretary of the Company subject to the terms and conditions of the Security Agreement.

     2.   RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS.

          (a) LEGENDS. The share certificate evidencing the Stock issued hereunder shall be endorsed with the following legends (in addition to any legends required under applicable state securities laws):

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF

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          COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT
          REQUIRED UNDER THE SECURITIES ACT OF 1933.

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS AGREEMENT, DATED AS OF JUNE 13, 1996 AMONG INTERNATIONAL MANUFACTURING SERVICES, INC. (THE "COMPANY") AND CERTAIN HOLDERS OF SHARES OF THE OUTSTANDING CAPITAL STOCK OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE COMPANY.

          (b) STOP-TRANSFER NOTICES. Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

     3. PURCHASER'S REPRESENTATIONS AND COVENANTS. In connection with the purchase of the Stock, Purchaser hereby represents and warrants to the Company as follows:

          (a) INVESTMENT INTENT; CAPACITY TO PROTECT INTERESTS. Purchaser is purchasing the Stock solely for Purchaser's own account for investment and not with a view to or for sale in connection with any distribution of the Stock or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Stock or any portion thereof. Purchaser also represents that the entire legal and beneficial interest of the Stock is being purchased, and will be held, for Purchaser's account only, and neither in whole or in part for any other person. Purchaser either (i) has a pre-existing business or personal relationship with the Company or at least one of its officers, directors or controlling persons, or (ii) by reason of Purchaser's business or financial experience (or the business or financial experience of Purchaser's professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly), can be reasonably assumed to have the capacity to evaluate the merits and risks of an investment in the Company and to protect Purchaser's own interests in connection with this transaction.

          (b) RESIDENCE. Purchaser's principal residence is within the State of California and is located at the address indicated beneath Purchaser's signature below.

          (c) INFORMATION CONCERNING COMPANY. Purchaser has discussed the Company and its plans, operations and financial condition with the Company's officers and has received all such information as Purchaser has deemed necessary and appropriate to enable Purchaser to evaluate the financial risk inherent in making an investment in the Stock. Purchaser has received satisfactory and



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complete information concerning the business and financial condition of the
Company in response to all inquiries in respect thereof.

          (d) ECONOMIC RISK. Purchaser realizes that the purchase of the Stock will be a highly speculative investment and involves a high degree of risk. Purchaser is able, without impairing Purchaser's financial condition, to hold the Stock for an indefinite period of time and to suffer a complete loss on Purchaser's investment.

          (e) RESTRICTED SECURITIES. Purchaser understands and acknowledges that:

               (i) The Stock has not been registered under the Securities Act of 1933, as amended, in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein. In this connection, Purchaser understands that, in the view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if Purchaser's representation was predicated solely upon a present intention to hold the Stock for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Stock, or for a period of one year or any other fixed period in the future.

               (ii) The Stock must be held indefinitely unless it is subsequently registered under the Securities Act or unless an exemption from such registration is otherwise available. Purchaser further acknowledges and understands that the Company is under no obligation to register the Stock. In addition, Purchaser understands that the certificate evidencing the Stock will be imprinted with a legend which prohibits the transfer of the Stock unless it is registered or such registration is not required in the opinion of counsel satisfactory to the Company.

          (f)  DISPOSITION UNDER RULE 144.  Purchaser understands that:

                (i) The shares of Stock are restricted securities within the meaning of Rule 144 promulgated under the Securities Act; that the exemption from registration under Rule 144 will not be available in any event for at least two (2)) years from the date of purchase and payment of the Stock, and even then will not be available unless (i) a public trading market then exists for the Common Stock of the Company, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 are complied with; and that any sale of the Stock may be made only in limited amounts in accordance with such terms and conditions of Rule 144;

               (ii) That at the time Purchaser wishes to sell the Stock there may be no public market upon which to make such a sale; that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144; and that, in such event, Purchaser would be precluded from selling the Stock under Rule 144 even if the two (2) year minimum holding period had been satisfied; and

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              (iii) In the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act or compliance with Regulation A or another registration exemption will be required; that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales; and that such persons and their respective brokers who participate in such transactions do so at their own risk.

          (g) FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting Purchaser's representations set forth above, Purchaser further agrees that Purchaser shall in no event make any disposition of all or any portion of the Stock unless and until:

               (i)  Either:

                    (A) there is then in effect a Registration Statement under the Securities Act covering such proposed disposition, and such disposition is made in accordance with said Registration Statement; or

                    (B) (1) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition; (2) Purchaser shall have furnished the Company with an opinion of Purchaser's counsel to the effect that such disposition will not require registration of such shares under the Securities Act; and (3) such opinion of Purchaser's counsel shall have been concurred in by counsel for the Company, and the Company shall have advised Purchaser of such concurrence; and,

               (ii) Purchaser shall have complied with the Standoff Agreement set forth in Section 4 hereof.

          (h)  VALUATION OF COMMON STOCK.

               (i) Purchaser understands that the Stock has been valued by the Company's Board of Directors and that the Company believes this valuation represents a fair attempt at reaching an accurate appraisal of its worth. Purchaser understands, however, that the Company can give no assurances that such price is in fact the fair market value of the Stock, and that it is possible that, with the benefit of hindsight, the Internal Revenue Service would successfully assert that the value of the Stock on the date of purchase is substantially greater than so determined.

               (ii) If the Internal Revenue Service were to succeed in a tax determination that the Stock had a value greater than that upon which this transaction is based, the additional value would constitute ordinary income to Purchaser as of the date of its receipt. The additional taxes (and interest) due would be payable by Purchaser. There is no provision for the Company to reimburse Purchaser for that tax liability, and Purchaser assumes all responsibility therefor. Furthermore, in



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the event such additional value represents more than twenty-five percent (25%)
of Purchaser's gross income for the year in which the value of the shares would be taxable, the Internal Revenue Service would have six (6) years from the due date for filing the return for such year (or the actual filing date of the return if filed thereafter) within which to assess Purchaser the additional tax and interest which would then be due.

              (iii) The Company would have the benefit, in any such transaction, if a determination was made prior to the three (3) year statute of limitations period affecting the Company, of an increase in its deduction for compensation paid, which would offset its operating profits, or, if the Company were not profitable at such time, would create net operating loss carry-forwards arising from operations in that year.

     4. STANDOFF AGREEMENT. Purchaser agrees, in connection with a public offering of the Company's equity securities, upon request of the Company or the underwriters managing such offering, (i) not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any shares of Stock (other than those included in the registration, if any) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration) as may be requested by the Company or such underwriters, and (ii) to execute any agreement regarding (i) above as may be requested by the Company or underwriters at the time of the public offering; provided, that the officers and directors of the Company who own stock of the Company also agree to such restrictions.

     5.   RIGHT OF FIRST REFUSAL.

         (a) RIGHT. Purchaser hereby grants the Company a right of first refusal (the "First Refusal Right") in connection with any proposed sale or other transfer of Stock. For purposes of this Section 5, the term "transfer" shall include any assignment, pledge, encumbrance or other disposition for the value of Stock intended to be made by Purchaser.

         (b) NOTICE OF DISPOSITION. In the event Purchaser desires to accept a bona fide third-party offer for any or all Stock (the shares subject to such offer to be hereinafter called, for the purpose of this Section 5, the "Target Shares"), Purchaser shall promptly (i) deliver to the Secretary of the Company written notice (the "Disposition Notice") of the offer, which notice shall describe the basic terms and conditions thereof, including the proposed purchase price, and (ii) provide satisfactory proof that the disposition of the Target Shares to the third-party offeror would not be in contravention of the provisions of this Agreement, including without limitation, Section 3 hereof.

         (c) EXERCISE OF RIGHT. The Company (or its assignees) shall, for a period of thirty (30) days following receipt of the Disposition Notice, have the right to repurchase all, but not less than all, of the Target Shares upon substantially the same terms and conditions specified therein. Such right shall be exercisable by written notice (the "Exercise Notice") delivered to Purchaser prior to the


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expiration of the thirty day exercise period. If such right is exercised with respect to the Target Shares, then the Company (or its assignees) shall effect the repurchase of the Target Shares, including payment of the purchase price, not more than five (5) business days after the delivery of the Exercise Notice; and at such time Purchaser shall deliver to the Company the certificates representing the Target Shares to be repurchased, each certificate properly endorsed for transfer. The Target Shares so purchased shall thereupon be cancelled and cease to be issued and outstanding shares of the Company's Common Stock.

          (d) NON-CASH CONSIDERATION. Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Company (or its assignees) shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If Purchaser and the Company (or its assignees) cannot agree on such cash value within ten (10) days after the Company's receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by Purchaser and the Company (or its assignees). If Purchaser and the Company cannot agree on an appraiser within twenty (20) days after the Company's receipt of the Disposition Notice, each shall select an appraiser of recognized standing, and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by Purchaser and the Company. The closing of the purchase of the Targeted Shares by the Company shall then be held on the later of (i) the fifth business day following delivery of the Exercise Notice, or (ii) the 15th day after such cash valuation shall have been made.

          (e) DISPOSITION OF TARGET SHARES. In the event an Exercise Notice is not given to Purchaser within thirty (30) days following the date of the Company's receipt of the Disposition Notice, Purchaser shall have a period of thirty (30) days thereafter, in which to sell or otherwise dispose of the Target Shares upon terms and conditions (including the purchase price) no more favorable to a third-party purchaser than those specified in the Disposition Notice; provided, however, that any such sale or disposition must not be effected in contravention of the provisions of this Agreement, including without limitation, Section 3 hereof. In the event Purchaser does not sell or otherwise dispose of all Target Shares within the specified thirty (30) day period, the First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by Purchaser until such right lapses in accordance with Section 5(g).

          (f) STOCK SPLITS, ETC. In the event of any stock dividend, stock split, recapitalization or other transaction affecting the Company's outstanding Common Stock as a class effected without receipt of consideration, then any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Stock shall be immediately subject to the First Refusal Right.

          (g) LAPSE OF RIGHT. The First Refusal Right shall lapse and cease to have effect upon the occurrence of a firm commitment underwritten public offering pursuant to an effective


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

registration statement under the Securities Act, covering the offer and sale of the Company's Common Stock in the aggregate amount of at least $10,000,000.

     6. GOVERNING LAW. This Agreement shall be governed and construed by the laws of the State of California as applied to agreements made and performed in California by residents of the State of California.

     7.   MISCELLANEOUS.

          (a) FURTHER ASSURANCES. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

          (b) NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery (including by express courier) or upon deposit in the United States Post Office, by First Class mail with postage and fees prepaid, addressed to Purchaser at his/her address shown on the Company's employment records and to the Company at the address of its principal corporate offices (attention: President) or at such other address as such party may designate by ten (10) days' advance written notice to the other party.

          (c) ASSIGNMENT. The Company may assign its rights and delegate its duties under this Agreement. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser, his/her heirs, executors, administrators, successors and assigns. The rights of Purchaser under this Agreement may be assigned only with the prior written consent of the Company.

          (d) NO EFFECT ON EMPLOYMENT/CONSULTING RELATIONSHIP. PURCHASER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREUNDER DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS EMPLOYEE OR CONSULTANT OF THE COMPANY FOR ANY PERIOD OR AT ALL. NOTHING IN THIS AGREEMENT SHALL AFFECT IN ANY MANNER WHATSOEVER OR INTERFERE WITH THE RIGHT OR POWER OF THE COMPANY, OR A PARENT OR SUBSIDIARY OF THE COMPANY, TO TERMINATE PURCHASER'S EMPLOYMENT OR CONSULTING RELATIONSHIP WITH THE COMPANY AT ANY TIME, FOR ANY OR NO REASON, WITH OR WITHOUT CAUSE.

          (e) WAIVER. Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

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          (f)  ADVICE OF COUNSEL. Purchaser has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions hereof.

          (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one instrument.

          (h) ENTIRE AGREEMENT. This Agreement together with the Security Agreement and the Note represent the entire agreement between the parties with respect to the purchase of Common Stock by Purchaser, may be modified or amended only in writing signed by both parties, and satisfies all of the Company's obligations to Purchaser with regard to the issuance or sale of securities.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

INTERNATIONAL MANUFACTURING             ROBERT G. BEHLMAN
SERVICES, INC.
a Delaware corporation

                                        ----------------------------------------
                                                       (Signature)

By:
   ---------------------------------    ----------------------------------------
                                                        (Address)

Title:
      ------------------------------    ----------------------------------------

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                                CONSENT OF SPOUSE


     I, __________________________, spouse of Robert G. Behlman, have read and approve the foregoing Agreement. In consideration of the granting to my spouse of the right to purchase shares of International Manufacturing Services, Inc., as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in the Agreement or in any shares issued pursuant thereto under the community property laws of the State of California or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the Agreement.

     Dated: _______________, 19___.


                                             -----------------------------------
                                                   (Signature of Spouse)

                                    Exhibit A

                            RECOURSE PROMISSORY NOTE


$110,619.45                                                 San Jose, California

                                                                   June 13, 1996


         FOR VALUE RECEIVED, Robert G. Behlman promises to pay to International Manufacturing Services, Inc., a Delaware corporation (the "Company"), or order, the principal sum of One Hundred Ten Thousand Six Hundred Nineteen Dollars and Forty-Five Cents ($110,619.45), together with interest on the unpaid principal hereof from the date hereof at the rate of 6.58% per annum, compounded annually.

         Principal and interest shall be due and payable on June 13, 2001. Should the undersigned fail to make full payment of principal or interest for a period of 10 days or more after the due date thereof, the whole unpaid balance on this Note of principal and interest shall become immediately due at the option of the holder of this Note. Payments of principal and interest shall be made in lawful money of the United States of America.

         The undersigned may at any time prepay all or any portion of the principal or interest owing hereunder.

         This Note is subject to the terms of the Common Stock Purchase Agreement, dated as of June 13, 1996. This Note is secured by a pledge of the Company's Common Stock under the terms of a Security Agreement of even date herewith and is subject to all the provisions thereof.

         The holder of this Note shall have full recourse against the undersigned, and shall not be required to proceed against the collateral securing this Note in the event of default.

         In the event the undersigned shall cease to be an employee or consultant of the Company for any reason, this Note shall, at the option of the Company, be accelerated, and the whole unpaid balance on this Note of principal and accrued interest shall be immediately due and payable.

         Should any action be instituted for the collection of this Note, the reasonable costs and attorneys' fees therein of the holder shall be paid by the undersigned. This Note shall be governed and construed in accordance with the laws of the State of California.


                                   ------------------------------------
                                   Robert G. Behlman

                                    Exhibit B

                               SECURITY AGREEMENT


         This Security Agreement is made as of June 13, 1996 between International Manufacturing Services, Inc., a Delaware corporation ("Pledgee"), and Robert G. Behlman ("Pledgor").


                                    Recitals

         Pursuant to Pledgor's election to purchase Stock under the Stock Purchase Agreement dated June 13, 1996 (the "Agreement") and Pledgor's election to pay for such shares with a promissory note (the "Note"), Pledgor has purchased 100,000 shares of Pledgee's Common Stock (the "Stock") at a price of $1.1061945 per share, for a total purchase price of $110,619.45. The Note and the obligations thereunder are as set forth in Exhibit A to the Agreement.

         NOW, THEREFORE, it is agreed as follows:

         1. Creation and Description of Security Interest. In consideration of the transfer of the Stock to Pledgor under the Agreement, Pledgor, pursuant to the California Commercial Code, hereby pledges all of such Stock (herein sometimes referred to as the "Collateral") represented by certificate number CA-20, duly endorsed in blank or with executed stock powers, and herewith delivers said certificate to the Secretary of Pledgee ("Pledgeholder"), who shall hold said certificate subject to the terms and conditions of this Security Agreement.

         The pledged stock (together with an executed blank stock assignment for use in transferring all or a portion of the Stock to Pledgee if, as and when required pursuant to this Security Agreement) shall be held by the Pledgeholder as security for the repayment of the Note, and any extensions or renewals thereof, to be executed by Pledgor pursuant to the terms of the Agreement, and the Pledgeholder shall not encumber or dispose of such Stock except in accordance with the provisions of this Security Agreement.

         2. Pledgor's Representations and Covenants. To induce Pledgee to enter into this Security Agreement, Pledgor represents and covenants to Pledgee, its successors and assigns, as follows:

               a. Payment of Indebtedness. Pledgor will pay the principal sum of the Note secured hereby, together with interest thereon, at the time and in the manner provided in the Note.

               b. Encumbrances. The Stock is free of all other encumbrances, defenses and liens, and Pledgor will not further encumber the Stock without the prior written consent of Pledgee.

               c. Margin Regulations. In the event that Pledgee's Common Stock is now or later becomes margin-listed by the Federal Reserve Board and Pledgee is classified as a "lender" within the meaning of the regulations under
Part 207 of Title 12 of the Code of Federal Regulations

("Regulation G"), Pledgor agrees to cooperate with Pledgee in making any amendments to the Note or providing any additional collateral as may be necessary to comply with such regulations.

         3. Voting Rights. During the term of this pledge and so long as all payments of principal and interest are made as they become due under the terms of the Note, Pledgor shall have the right to vote all of the Stock pledged hereunder.

         4. Stock Adjustments. In the event that during the term of the pledge any stock dividend, reclassification, readjustment or other changes are declared or made in the capital structure of Pledgee, all new, substituted and additional shares or other securities issued by reason of any such change shall be delivered to and held by the Pledgee under the terms of this Security Agreement in the same manner as the Stock originally pledged hereunder. In the event of substitution of such securities, Pledgor, Pledgee and Pledgeholder shall cooperate and execute such documents as are reasonable so as to provide for the substitution of such Collateral and, upon such substitution, references to "Stock" in this Security Agreement shall include the substituted shares of capital stock of Pledgor as a result thereof.

         5. Options and Rights. In the event that, during the term of this pledge, subscription Options or other rights or options shall be issued in connection with the pledged Stock, such rights, Options and options shall be the property of Pledgor and, if exercised by Pledgor, all new stock or other securities so acquired by Pledgor as it relates to the pledged Stock then held by Pledgeholder shall be immediately delivered to Pledgeholder, to be held under the terms of this Security Agreement in the same manner as the Stock pledged.

         6. Default. Pledgor shall be deemed to be in default of the Note and of this Security Agreement in the event:

               a. Payment of principal or interest on the Note shall be delinquent for a period of 10 days or more; or

               b. Pledgor fails to perform any of the covenants set forth in the Agreement or contained in this Security Agreement for a period of 10 days after written notice thereof from Pledgee.

         In the case of an event of Default, as set forth above, Pledgee shall have the right to accelerate payment of the Note upon notice to Pledgor, and Pledgee shall thereafter be entitled to pursue its remedies under the California Commercial Code.

         7. Release of Collateral. Subject to any applicable contrary rules under Regulation G, there shall be released from this pledge a portion of the pledged Stock held by Pledgeholder hereunder upon payments of the principal of the Note. The number of the pledged Stock which shall be released shall be that number of full Stock which bears the same proportion to the initial number of Stock pledged hereunder as the payment of principal bears to the initial full principal amount of the Note.

          8. Withdrawal or Substitution of Collateral. Pledgor shall not sell, withdraw, pledge, substitute or otherwise dispose of all or any part of the Collateral without the prior written consent of Pledgee.

          9. Term. The within pledge of Stock shall continue until the payment of all indebtedness secured hereby, at which time the remaining pledged stock shall be promptly delivered to Pledgor, subject to the provisions for prior release of a portion of the Collateral as provided in paragraph 7 above.

         10. Insolvency. Pledgor agrees that if a bankruptcy or insolvency proceeding is instituted by or against it, or if a receiver is appointed for the property of Pledgor, or if Pledgor makes an assignment for the benefit of creditors, the entire amount unpaid on the Note shall become immediately due and payable, and Pledgee may proceed as provided in the case of default.

         11. Pledgeholder Liability. In the absence of willful or gross negligence, Pledgeholder shall not be liable to any party for any of his acts, or omissions to act, as Pledgeholder.

         12. Invalidity of Particular Provisions. Pledgor and Pledgee agree that the enforceability or invalidity of any provision or provisions of this Security Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

         13. Successors or Assigns. Pledgor and Pledgee agree that all of the terms of this Security Agreement shall be binding on their respective successors and assigns, and that the term "Pledgor" and the term "Pledgee" as used herein shall be deemed to include, for all purposes, the respective designees, successors, assigns, heirs, executors and administrators.

         14. Governing Law. This Security Agreement shall be interpreted and governed under the laws of the State of California.



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

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



         "PLEDGOR"                   -------------------------------------------
                                     Robert G. Behlman

                                     -------------------------------------------
                                     Address

                                     -------------------------------------------

                                     -------------------------------------------


         "PLEDGEE"                   International Manufacturing Services, Inc.



                                     By:
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------



         "PLEDGEHOLDER"
                                           -------------------------------------
                                     Secretary of International Manufacturing
                                     Services, Inc.

                                    Exhibit C

                      ASSIGNMENT SEPARATE FROM CERTIFICATE



         FOR VALUE RECEIVED and pursuant to that certain Security Agreement dated as of June 13, 1996 (the "Agreement"), Robert G. Behlman ("Purchaser") hereby sells, assigns and transfers unto
________________________________________________________________________________
__________________________________ (________) shares of the Common Stock of
International Manufacturing Services, Inc., a Delaware corporation, standing in the undersigned's name on the books of said corporation represented by certificate no. _______ herewith, and does hereby irrevocably constitute and appoint __________________ attorney to transfer the said stock on the books of the said corporation with full power of substitution in the premises. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND THE EXHIBITS THERETO.


Dated _____________________                               PURCHASER



                                       Signature  ___________________________
                                                       Robert G. Behlman
















Instruction: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the corporation to acquire the shares upon default under Purchaser's Note without requiring additional signatures on the part of the Purchaser.